Exhibit 99.1

CONTACTS:	Investors	Media
	Robin Washington	Amy Flood
	(650) 522-5688	(650) 522-5643

Susan Hubbard
(650) 522-5715

For Immediate Release

GILEAD SCIENCES ANNOUNCES FOURTH QUARTER

AND FULL YEAR 2011 FINANCIAL RESULTS

- Fourth Quarter Product Sales of $2.13 Billion, up 11% Year over Year -

- Full Year 2011 Product Sales of $8.10 Billion, up 10% over 2010 -

- Full Year 2011 Non-GAAP EPS of $3.86, up 5% over 2010 -

- Full Year 2011 Operating Cash Flows of $3.64 Billion -

Foster City, CA, February 2, 2012 – Gilead Sciences, Inc. (Nasdaq: GILD) announced today its results of operations for the fourth quarter and full year 2011. Total revenues for the fourth quarter of 2011 increased 10 percent to $2.20 billion, from $2.00 billion for the fourth quarter of 2010. Net income for the fourth quarter of 2011 was $665.1 million, or $0.87 per diluted share, compared to $629.4 million, or $0.76 per diluted share for the fourth quarter of 2010. Non-GAAP net income for the fourth quarter of 2011, which excludes after-tax acquisition-related, restructuring and stock-based compensation expenses, was $743.1 million, or $0.97 per diluted share, compared to $779.3 million, or $0.95 per diluted share for the fourth quarter of 2010.

Full year 2011 total revenues were $8.39 billion, up 5 percent compared to $7.95 billion for 2010. Net income for 2011 was $2.80 billion, or $3.55 per diluted share, compared to $2.90 billion, or $3.32 per diluted share for 2010. Non-GAAP net income for 2011, which excludes after-tax acquisition-related, restructuring and stock-based compensation expenses, was $3.04 billion, or $3.86 per diluted share, compared to $3.21 billion, or $3.69 per diluted share for 2010.

Product Sales

Product sales increased 11 percent to $2.13 billion for the fourth quarter of 2011, compared to $1.93 billion in the fourth quarter of 2010. For 2011, product sales increased 10 percent to $8.10 billion compared to $7.39 billion in 2010. This increase in product sales was driven primarily by Gilead’s antiviral franchise, resulting from continued growth in sales of Atripla® (efavirenz 600 mg/emtricitabine 200 mg/tenofovir disoproxil fumarate 300 mg) and Truvada® (emtricitabine 200 mg/tenofovir disoproxil fumarate 300 mg).

Antiviral Franchise

Antiviral product sales increased 9 percent to $1.86 billion in the fourth quarter of 2011, up from $1.70 billion for the same quarter of 2010, reflecting sales growth of 12 percent in the U.S. and 5 percent in Europe. For 2011, antiviral product sales increased 8 percent to $7.05 billion from $6.54 billion in 2010, reflecting sales growth of 9 percent in Europe and 6 percent in the U.S.

•	Atripla

Sales of Atripla increased 11 percent to $863.3 million for the fourth quarter of 2011, up from $775.2 million in the fourth quarter of 2010, reflecting sales growth of 11 percent in the U.S. and 10 percent in Europe. For 2011, Atripla sales increased 10 percent to $3.22 billion from $2.93 billion in 2010.

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Gilead Sciences, Inc. 333 Lakeside Drive Foster City, CA 94404 USA	www.gilead.com
phone 650 574 3000 facsimile 650 578 9264

February 2, 2012	Page 2

•	Truvada

Sales of Truvada increased 9 percent to $746.0 million for the fourth quarter of 2011, up from $681.7 million in the fourth quarter of 2010, reflecting sales growth of 10 percent in the U.S. and 5 percent in Europe. For 2011, Truvada sales increased 8 percent to $2.88 billion from $2.65 billion in 2010.

•	Viread

Sales of Viread® (tenofovir disoproxil fumarate) were consistent at $190.9 million for the fourth quarter of 2011, compared to $191.1 million in the fourth quarter of 2010. For 2011, Viread sales increased 1 percent to $737.9 million from $732.2 million in 2010.

•	Complera

Sales of Complera® (emtricitabine 200 mg/ rilpilvirine 25 mg/ tenofovir disoproxil fumarate 300 mg) were $19.7 million for the fourth quarter of 2011 and $38.7 million for 2011. The U.S. Food and Drug Administration (FDA) approved Complera, a new once-daily, single-tablet complete HIV treatment regimen for patients new to therapy in August 2011. In November 2011, the European Commission granted marketing authorization for the product to be marketed in Europe with the trade name Eviplera®.

Letairis

Sales of Letairis® (ambrisentan) increased 23 percent to $78.7 million for the fourth quarter of 2011, up from $64.0 million for the fourth quarter of 2010. For 2011, Letairis sales increased 22 percent to $293.4 million from $240.3 million in 2010.

Ranexa

Sales of Ranexa® (ranolazine) increased 23 percent to $83.7 million for the fourth quarter of 2011, up from $67.8 million for the fourth quarter of 2010. For 2011, Ranexa sales increased 33 percent to $320.0 million from $239.8 million in 2010.

Other Products

Sales of other products were $151.1 million for the fourth quarter of 2011 compared to $150.4 million for the fourth quarter of 2010 and included AmBisome® (amphotericin B) liposome for injection, Hepsera® (adefovir dipivoxil), Emtriva® (emtricitabine) and Cayston® (aztreonam for inhalation solution). For 2011, sales of other products increased 2 percent to $612.7 million from $601.1 million in 2010.

Royalty, Contract and Other Revenues

Royalty, contract and other revenues from collaborations were $67.0 million in the fourth quarter of 2011, down 2 percent from $68.4 million in the fourth quarter of 2010. For 2011, royalty, contract and other revenues were $283.0 million, down 49 percent from $559.5 million in 2010, primarily due to lower Tamiflu royalties from F. Hoffmann-La Roche Ltd as pandemic planning initiatives worldwide have declined.

Research and Development

Research and development (R&D) expenses in the fourth quarter of 2011 were $402.2 million, compared to $392.8 million for the fourth quarter of 2010. Non-GAAP R&D expenses for the fourth quarter of 2011, which exclude acquisition-related, restructuring and stock-based compensation expenses, were $349.3 million, compared to $231.8 million for the fourth quarter of 2010. For 2011, R&D expenses were $1.23 billion compared to $1.07 billion in 2010. Non-GAAP R&D expenses for 2011 were $1.12 billion compared to $838.8 million in 2010. The increase in non-GAAP R&D expenses was due primarily to increased clinical activities and expenses associated with acquisitions, collaborations and continued advancements of our clinical pipeline.

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February 2, 2012	Page 3

Selling, General and Administrative

Selling, general and administrative (SG&A) expenses in the fourth quarter of 2011 were $346.2 million, compared to $280.2 million for the fourth quarter of 2010. Non-GAAP SG&A expenses for the fourth quarter of 2011, which exclude acquisition-related, restructuring and stock-based compensation expenses, were $289.9 million, compared to $239.3 million for the fourth quarter of 2010. For 2011, SG&A expenses were $1.24 billion compared to $1.04 billion in 2010. Non-GAAP SG&A expenses for 2011 were $1.09 billion compared to $912.6 million in 2010. The increase in non-GAAP SG&A expenses was driven primarily by the impact of the pharmaceutical excise tax resulting from the U.S. healthcare reform, increased expenses associated with the ongoing growth of Gilead’s business, and increased bad debt expense due to slower collections in certain Southern European countries.

Income Taxes

The effective tax rate for 2011 was 23.6 percent compared to 26.2 percent for 2010. The decrease was primarily due to lower state taxes and the geographic mix of product sales, partially offset by the impact of the U.S. pharmaceutical excise tax.

Net Foreign Currency Exchange Impact

The net foreign currency exchange impact on fourth quarter 2011 revenues and pre-tax earnings was an unfavorable $21.2 million and $22.1 million, respectively, compared to the fourth quarter of 2010. The net foreign currency exchange impact on full year 2011 revenues and pre-tax earnings was a favorable $21.4 million and an unfavorable $18.6 million, respectively, compared to 2010.

Cash, Cash Equivalents and Marketable Securities

As of December 31, 2011, Gilead had cash, cash equivalents and marketable securities of $9.96 billion compared to $5.32 billion as of December 31, 2010, which included the proceeds from $3.70 billion of investment grade bonds raised to partially fund the Pharmasset, Inc. (Pharmasset) acquisition. Gilead generated $3.64 billion of operating cash flow in 2011 of which $978.1 million was generated in the fourth quarter of 2011.

Acquisition of Pharmasset, Inc.

In November, Gilead and Pharmasset announced that the companies had signed a definitive agreement under which Gilead would acquire Pharmasset for $137 per share in cash, or approximately $11.1 billion. In December, Gilead commenced a tender offer to purchase all outstanding common stock of Pharmasset. The acquisition was completed on January 17, 2012 at which time Pharmasset became a wholly-owned subsidiary of Gilead.

Other Corporate Highlights

In October, Gilead announced that it had entered into a licensing agreement with Boehringer Ingelheim (BI), under which BI granted Gilead exclusive worldwide rights for the research, development and commercialization of its novel non-catalytic site integrase inhibitors for HIV. This included the lead compound BI 224436, which has been evaluated in a Phase 1a dose-escalation study to assess bioavailability and pharmacokinetics in healthy volunteers.

Also in October, Gilead announced that it had entered into an exclusive worldwide licensing and collaboration agreement with GlobeImmune, Inc. for the development and commercialization of therapeutic vaccine products for use in conjunction with Viread and other oral therapies for the treatment of chronic hepatitis B.

Lastly, in October, Gilead announced a licensing agreement with Bristol-Myers Squibb (BMS) for BMS to develop and commercialize a fixed-dose combination containing BMS’s protease inhibitor atazanavir and Gilead’s cobicistat, a pharmacoenhancing or “boosting” agent that increases blood levels of certain HIV medicines to potentially allow for one-pill, once-daily dosing.

In November, Gilead announced that it had entered into a license agreement with Tibotec Pharmaceuticals (Tibotec) for the development and commercialization of a single-tablet regimen combining Tibotec’s darunavir with Gilead’s emtricitabine; the investigational agent GS 7340, a novel prodrug of tenofovir; and cobicistat.

In December, Gilead announced that it will donate 445,000 vials of AmBisome over five years to help the World Health Organization treat more than 50,000 patients with visceral leishmaniasis, a parasitic disease that is prevalent in developing world countries.

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February 2, 2012	Page 4

Product and Pipeline Update

Antiviral Franchise

In October, Gilead announced that it submitted a New Drug Application (NDA) to the FDA for marketing approval of the “Quad”, a complete single-tablet regimen of elvitegravir, cobicistat, emtricitabine and tenofovir disoproxil fumarate for the treatment of HIV-1 infection in adults. Subsequently, the FDA accepted the NDA and has set a target review date of August 27, 2012 under the Prescription Drug User Fee Act. Gilead submitted the Marketing Authorisation Application (MAA) for the Quad for the treatment of HIV-1 infection in adults by the European Medicines Agency (EMA) on November 24, 2011. The application was successfully validated by EMEA on December 20, 2011.

In November, Gilead announced positive five-year data from the open-label phase of two pivotal Phase 3 clinical trials (Studies 102 and 103) evaluating the efficacy of Viread for the treatment of chronic hepatitis B virus infection among primarily treatment-naïve patients. The findings were presented at the 62nd annual meeting of the American Association for the Study of Liver Diseases in San Francisco.

Also in November, the European Commission granted marketing authorization for Eviplera, a complete once-daily single-tablet regimen for the treatment of HIV-1 infection in antiretroviral treatment-naïve adults with a viral load less than or equal to 100,000 HIV-1 RNA copies/mL. The authorization allowed for the commercialization of Eviplera in all 27 countries of the European Union.

In December, Gilead announced Phase 3 clinical trial results showing that cobicistat, which increases blood levels of certain HIV medicines to allow for one-pill, once-daily dosing, met its 48-week primary objective of non-inferiority to ritonavir. These data have been submitted for presentation at a scientific conference in 2012.

Also in December, Phase 3 clinical trial results showing that elvitegravir, an integrase inhibitor being evaluated for the treatment of HIV-1 infection, was non-inferior to the integrase inhibitor raltegravir after two years (96 weeks) of therapy in treatment-experienced patients. Gilead plans to file for U.S. regulatory approval of elvitegravir in the second quarter of 2012.

Gilead also announced in December that the submission of a supplemental NDA (sNDA) to the FDA for the approval of once-daily Truvada for pre-exposure prophylaxis (PrEP) to reduce the risk of HIV-1 infection among uninfected adults. If the sNDA is approved, Truvada would be the first agent indicated for uninfected individuals to reduce the risk of acquiring HIV through sex, a prevention approach called PrEP.

Cardiovascular Franchise

In November, Gilead and the Cardiovascular Research Foundation announced the initiation of RIVER-PCI (ranolazine for incomplete vessel revascularization post-percutaneous coronary intervention (PCI)), a Phase 3 clinical trial evaluating the utility of ranolazine to prevent major adverse cardiovascular events in patients with a history of chronic angina who have incomplete revascularization following PCI.

Conference Call

At 5:00 p.m. Eastern Time today, Gilead’s management will host a conference call and a simultaneous webcast to discuss results from its fourth quarter and full year 2011 as well as provide 2012 guidance and a general business update. To access the webcast live via the internet, please connect to the company’s website at www.gilead.com 15 minutes prior to the conference call to ensure adequate time for any software download that may be needed to hear the webcast. Alternatively, please call 1-800-260-8140 (U.S.) or 1-617-614-3672 (international) and dial the participant passcode 15171649 to access the call.

A replay of the webcast will be archived on the company’s website for one year, and a phone replay will be available approximately two hours following the call through February 6, 2012. To access the phone replay, please call 1-888-286-8010 (U.S.) or 1-617-801-6888 (international) and dial the participant passcode 32699245.

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February 2, 2012	Page 5

About Gilead

Gilead Sciences is a biopharmaceutical company that discovers, develops and commercializes innovative therapeutics in areas of unmet medical need. Gilead’s mission is to advance the care of patients suffering from life-threatening diseases worldwide. Headquartered in Foster City, California, Gilead has operations in North America, Europe and Asia Pacific.

Non-GAAP Financial Information

Gilead has presented certain financial information in accordance with GAAP and also on a non-GAAP basis for the fourth quarter and full year of 2011 and 2010. Management believes this non-GAAP information is useful for investors, taken in conjunction with Gilead’s GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Gilead’s operating results as reported under U.S. GAAP. A reconciliation between GAAP and non-GAAP financial information is provided in the table on page 8.

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February 2, 2012	Page 6

Forward-looking Statements

Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Gilead cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: Gilead’s ability to achieve its anticipated full year 2012 financial results, including the possibility that its full year 2012 guidance may be revised at a later date; Gilead’s ability to sustain growth in revenues for its antiviral, cardiovascular and respiratory franchises; unpredictable variability of Tamiflu royalties and the strong relationship between this royalty revenue and global pandemic planning and supply; the availability of funding for state AIDS Drug Assistance Programs (ADAPs) and their ability to purchase at levels to support the number of patients that rely on ADAPs; the levels of inventory held by wholesalers and retailers which may cause fluctuations in Gilead’s earnings; Gilead’s ability to submit NDAs for new product candidates in the timelines currently anticipated, including for cobicistat and elvitegravir; Gilead’s ability to receive regulatory approvals in a timely manner or at all, for new and current products, including the Quad or Truvada for PrEP to reduce the risk of HIV infection; Gilead’s ability to successfully commercialize its products, including Complera and Eviplera; Gilead’s ability to successfully develop its respiratory, cardiovascular and oncology franchises; safety and efficacy data from clinical studies may not warrant further development of Gilead’s product candidates, including the RIVER-PCI clinical trial evaluating ranolazine; the potential for additional austerity measures in European countries that may increase the amount of discount required on Gilead’s products; fluctuations in the foreign exchange rate of the U.S. dollar that may cause an unfavorable foreign currency exchange impact on Gilead’s future revenues and pre-tax earnings; Gilead’s ability advance Pharmasset’s product pipeline or develop an all-oral antiviral regimen for HCV; the effects of the Pharmasset acquisition on relationships with employees and the risk that anticipated synergies and benefits will not be realized; risks that Gilead will not commercialize any novel non-catalytic site integrase inhibitors for HIV, including BI 224436, under its licensing agreement with BI; risks that Gilead’s collaboration with GlobeImmune, Inc. will not lead to the commercialization of therapeutic vaccine products for use in conjunction with Viread and other oral therapies for the treatment of chronic hepatitis B; risks that the collaboration with BMS will not lead to the commercialization of a fixed-dose combination containing atazanavir and cobicistat; risks that the collaboration with Tibotec will not lead to the commercialization of a single-tablet regimen containing darunavir, emtricitabine, GS 7340 and cobicistat; and other risks identified from time to time in Gilead’s reports filed with the U.S. Securities and Exchange Commission. In addition, Gilead makes estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures. Gilead bases its estimates on historical experience and on various other market-specific and other relevant assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ significantly from these estimates. You are urged to consider statements that include the words “may,” “will,” “would,” “could,” “should,” “might,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking. Gilead directs readers to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2011 and other subsequent disclosure documents filed with the Securities and Exchange Commission and press releases. Gilead claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. All forward-looking statements are based on information currently available to Gilead, and Gilead assumes no obligation to update any such forward-looking statements.

# # #

Truvada, Viread, Hepsera, Complera, Eviplera, Emtriva, AmBisome, Letairis, Cayston and Ranexa are

registered trademarks of Gilead Sciences, Inc.

Atripla is a registered trademark of Bristol-Myers Squibb & Gilead Sciences, LLC.

Tamiflu is a registered trademark of F. Hoffmann-La Roche Ltd.

For more information on Gilead Sciences, Inc., please visit www.gilead.com or call the Gilead Public Affairs Department at 1-800-GILEAD-5 (1-800-445-3235).

February 2, 2012	Page 7

GILEAD SCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Revenues:
Product sales	$2,133,334	$1,930,238	$8,102,359	$7,389,921
Royalty, contract and other revenues	67,044	68,449	283,026	559,499

Total revenues	2,200,378	1,998,687	8,385,385	7,949,420

Costs and expenses:
Cost of goods sold	584,447	496,337	2,124,410	1,869,876
Research and development	402,236	392,760	1,229,151	1,072,930
Selling, general and administrative	346,219	280,209	1,241,983	1,044,392

Total costs and expenses	1,332,902	1,169,306	4,595,544	3,987,198

Income from operations	867,476	829,381	3,789,841	3,962,222
Interest and other income, net	26,365	10,764	66,581	60,287
Interest expense	(74,998)	(40,622)	(205,418)	(108,961)

Income before provision for income taxes	818,843	799,523	3,651,004	3,913,548
Provision for income taxes	157,084	173,158	861,945	1,023,799

Net income	661,759	626,365	2,789,059	2,889,749
Net loss attributable to noncontrolling interest	3,386	3,054	14,578	11,508

Net income attributable to Gilead	$665,145	$629,419	$2,803,637	$2,901,257

Net income per share attributable to Gilead
common stockholders—basic	$0.88	$0.78	$3.62	$3.39

Net income per share attributable to Gilead
common stockholders—diluted	$0.87	$0.76	$3.55	$3.32

Shares used in per share calculation—basic	752,224	809,097	774,903	856,060

Shares used in per share calculation—diluted	766,326	824,076	790,118	873,396

February 2, 2012	Page 8

GILEAD SCIENCES, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(unaudited)

(in thousands, except percentages and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Cost of goods sold reconciliation:
GAAP cost of goods sold	$584,447	$496,337	$2,124,410	$1,869,876
Acquisition-related amortization of inventory mark-up	—	—	—	(7,020)
Acquisition-related amortization of purchased intangibles	(17,407)	(14,981)	(69,629)	(59,927)
Stock-based compensation expenses	(668)	(1,632)	(8,433)	(10,180)

Non-GAAP cost of goods sold	$566,372	$479,724	$2,046,348	$1,792,749

Product gross margin reconciliation:
GAAP product gross margin	72.6%	74.4%	73.8%	74.8%
Acquisition-related amortization of inventory mark-up	—	—	—	0.1%
Acquisition-related amortization of purchased intangibles	0.8%	0.8%	0.9%	0.8%
Stock-based compensation expenses	0.0%	0.1%	0.1%	0.1%

Non-GAAP product gross margin (1)	73.4%	75.3%	74.8%	75.8%

Research and development expenses reconciliation:
GAAP research and development expenses	$402,236	$392,760	$1,229,151	$1,072,930
Acquisition-related IPR&D impairment	(26,630)	(136,000)	(26,630)	(136,000)
Acquisition-related transaction costs	—	—	(446)	—
Acquisition-related remeasurement of contingent consideration	(7,286)	—	(8,484)	—
Restructuring expenses	(78)	(3,493)	(1,438)	(14,038)
Stock-based compensation expenses	(18,961)	(21,512)	(73,490)	(84,048)

Non-GAAP research and development expenses	$349,281	$231,755	$1,118,663	$838,844

Selling, general and administrative expenses reconciliation:
GAAP selling, general and administrative expenses	$346,219	$280,209	$1,241,983	$1,044,392
Acquisition-related transaction costs	(28,466)	—	(29,744)	(387)
Restructuring expenses	(1,233)	(10,697)	(7,287)	(25,600)
Stock-based compensation expenses	(26,634)	(30,207)	(110,455)	(105,813)

Non-GAAP selling, general and administrative expenses	$289,886	$239,305	$1,094,497	$912,592

Operating margin reconciliation:
GAAP operating margin	39.4%	41.5%	45.2%	49.8%
Acquisition-related transaction costs	1.3%	—	0.4%	0.0%
Acquisition-related amortization of inventory mark-up	—	—	—	0.1%
Acquisition-related amortization of purchased intangibles	0.8%	0.7%	0.8%	0.8%
Acquisition-related IPR&D impairment	1.2%	6.8%	0.3%	1.7%
Acquisition-related remeasurement of contingent consideration	0.3%	—	0.1%	—
Restructuring expenses	0.1%	0.7%	0.1%	0.5%
Stock-based compensation expenses	2.1%	2.7%	2.3%	2.5%

Non-GAAP operating margin (1)	45.2%	52.4%	49.2%	55.4%

Interest expense reconciliation:
GAAP interest expense	(74,998)	(40,622)	(205,418)	(108,961)
Acquisition-related transaction costs	23,817	—	23,817	—

Non-GAAP Interest Expense	(51,181)	(40,622)	(181,601)	(108,961)

Net income attributable to Gilead reconciliation:
GAAP net income attributable to Gilead, net of tax	$665,145	$629,419	$2,803,637	$2,901,257
Acquisition-related transaction costs	12,798	—	14,522	388
Acquisition-related amortization of inventory mark-up	—	—	—	5,090
Acquisition-related amortization of purchased intangibles	13,275	11,663	52,500	44,343
Acquisition-related IPR&D impairment	7,989	86,328	7,989	86,328
Acquisition-related remeasurement of contingent consideration	7,584	—	8,484	—
Restructuring expenses	1,010	10,781	6,579	29,269
Stock-based compensation expenses	35,303	41,090	145,053	147,710

Non-GAAP net income attributable to Gilead, net of tax	$743,104	$779,281	$3,038,764	$3,214,385

Diluted earnings per share reconciliation:
GAAP diluted earnings per share	$0.87	$0.76	$3.55	$3.32
Acquisition-related transaction costs	0.02	—	0.02	0.00
Acquisition-related amortization of inventory mark-up	—	—	—	0.01
Acquisition-related amortization of purchased intangibles	0.02	0.01	0.07	0.05
Acquisition-related IPR&D impairment	0.01	0.10	0.01	0.10
Acquisition-related remeasurement of contingent consideration	0.01	—	0.01	—
Restructuring expenses	0.00	0.01	0.01	0.03
Stock-based compensation expenses	0.05	0.05	0.18	0.17

Non-GAAP diluted earnings per share (1)	$0.97	$0.95	$3.86	$3.69

Shares used in per share calculation (diluted) reconciliation:
GAAP shares used in per share calculation (diluted)	766,326	824,076	790,118	873,396
Share impact of current stock-based compensation rules	(2,133)	(2,185)	(2,016)	(1,741)

Non-GAAP shares used in per share calculation (diluted)	764,193	821,891	788,102	871,655

Non-GAAP adjustment summary:
Cost of goods sold adjustments	$18,075	$16,613	$78,062	$77,127
Research and development expenses adjustments	52,955	161,005	110,488	234,086
Selling, general and administrative expenses adjustments	56,333	40,904	147,486	131,800
Interest Expense	23,817	—	23,817	—

Total non-GAAP adjustments before tax	151,180	218,522	359,853	443,013
Income tax effect	(73,221)	(68,660)	(124,726)	(129,885)

Total non-GAAP adjustments after tax	$77,959	$149,862	$235,127	$313,128

Note:

(1)	Amounts may not sum due to rounding

February 2, 2012	Page 9

GILEAD SCIENCES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2011	December 31, 2010
	(unaudited)	(Note 1)
Cash, cash equivalents and marketable securities	$9,963,972	$5,318,071
Accounts receivable, net	1,951,167	1,621,966
Inventories	1,389,983	1,203,809
Property, plant and equipment, net	774,406	701,235
Intangible assets	2,066,966	1,425,592
Other assets	1,156,640	1,321,957

Total assets	$17,303,134	$11,592,630

Current liabilities	$2,514,790	$2,464,950
Long-term liabilities	7,920,995	3,005,843
Stockholders’ equity (Note 2)	6,867,349	6,121,837

Total liabilities and stockholders’ equity	$17,303,134	$11,592,630

Notes:

(1)	Derived from audited consolidated financial statements at that date.
(2)	As of December 31, 2011, there were 753,106 shares of common stock issued and outstanding.

February 2, 2012	Page 10

GILEAD SCIENCES, INC.

PRODUCT SALES SUMMARY

(unaudited)

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Antiviral products:
Atripla – U.S.	$547,469	$494,516	$2,022,049	$1,908,881
Atripla – Europe	267,501	248,762	1,042,668	910,186
Atripla – Other International	48,345	31,933	159,801	107,512

	863,315	775,211	3,224,518	2,926,579

Truvada – U.S.	373,574	339,047	1,385,411	1,308,931
Truvada – Europe	316,953	303,422	1,257,265	1,171,351
Truvada – Other International	55,475	39,217	232,465	169,626

	746,002	681,686	2,875,141	2,649,908

Viread – U.S.	84,321	80,567	324,741	319,792
Viread – Europe	83,250	76,422	328,312	293,058
Viread – Other International	23,297	34,130	84,814	119,390

	190,868	191,119	737,867	732,240

Hepsera – U.S.	14,450	16,458	57,259	76,548
Hepsera – Europe	14,845	23,651	75,138	110,672
Hepsera – Other International	3,001	3,506	12,282	13,372

	32,296	43,615	144,679	200,592

Complera / Eviplera – U.S.	19,463	—	38,507	—
Complera / Eviplera – Europe	85	—	85	—
Complera / Eviplera – Other	155	—	155	—

	19,703	—	38,747	—

Emtriva – U.S.	4,734	4,397	17,216	16,742
Emtriva – Europe	1,698	1,659	6,860	6,875
Emtriva – Other International	1,357	1,026	4,688	4,062

	7,789	7,082	28,764	27,679

Total Antiviral products – U.S.	1,044,011	934,985	3,845,183	3,630,894
Total Antiviral products – Europe	684,332	653,916	2,710,328	2,492,142
Total Antiviral products – Other International	131,630	109,812	494,205	413,962

	1,859,973	1,698,713	7,049,716	6,536,998

AmBisome	80,784	75,501	330,156	305,856
Letairis	78,661	63,986	293,426	240,279
Ranexa	83,651	67,817	320,004	239,832
Other products	30,265	24,221	109,057	66,956

	273,361	231,525	1,052,643	852,923

Total product sales	$2,133,334	$1,930,238	$8,102,359	$7,389,921